Exhibit 99.2

QuantumScape Reports Second Quarter 2022 Business and Financial Results

SAN JOSE, Calif. – July 27, 2022 – QuantumScape Corporation (NYSE: QS), a leader in the development of next-generation solid-state lithium-metal batteries for use in electric vehicles, today announced its business and financial results for the second quarter of 2022, which ended June 30.

The company posted a letter to shareholders on its Investor Relations website, www.ir.quantumscape.com. It details second-quarter financial results and provides a business update.

QuantumScape will host a live webcast at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) today, July 27, 2022. Jagdeep Singh, co-founder and chief executive officer, and Kevin Hettrich, chief financial officer, will participate on the call.

The call is accessible via a live webcast in the Events section of the Investor Relations website. An archive of the webcast will be available shortly after the call for 12 months.

About QuantumScape Corporation

QuantumScape is on a mission to transform energy storage with solid-state lithium-metal battery technology. The company’s next-generation batteries are designed to enable longer range, faster charging and enhanced safety in electric vehicles to support the transition away from legacy energy sources toward a lower carbon future. For more information, visit www.quantumscape.com.

For Investors

ir@quantumscape.com

For Media

media@quantumscape.com